Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 2019, included in the Proxy Statement of Trinity Sub Inc. that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-233214) and Prospectus of Trinity Sub Inc. for the registration of its common stock, common stock underlying warrants, and warrants to purchase common stock.

/s/ Ernst & Young LLP

Chicago, IL

October 15, 2019